EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of the Issuer and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Date: January 24, 2022

Spring Mountain Capital G.P., LLC

By:	/s/ Gregory P. Ho
Name: Gregory P. Ho
Title: Managing Member

SMC Growth Capital II GP, LLC

By:	Spring Mountain Capital G.P., LLC
Managing Member

By:	/s/ Gregory P. Ho
Name: Gregory P. Ho
Title: Managing Member

SMC Growth Capital Partners II, LP

By:	SMC Growth Capital II GP, LLC
General Partner

By:	/s/ Gregory P. Ho
Name: Gregory P. Ho
Title: Managing Member

SMC Private Equity Holdings G.P., LLC

By:	Spring Mountain Capital G.P., LLC
Managing Member

By:	/s/ Gregory P. Ho
Name: Gregory P. Ho
Title: Managing Member

SMC Private Equity Holdings, LP

By:	SMC Private Equity Holdings G.P., LLC
General Partner

By:	/s/ Gregory P. Ho
Name: Gregory P. Ho
Title: Managing Member

SMC Holdings II G.P., LLC

By:	/s/ Gregory P. Ho
Name: Gregory P. Ho
Title: Managing Member

SMC Holdings II, LP

By:	SMC Holdings II G.P., LLC
General Partner

By:	/s/ Gregory P. Ho
Name: Gregory P. Ho
Title: Managing Member

Gregory P. Ho
/s/ Gregory P. Ho
Gregory P. Ho

John L. Steffens
/s/ John L. Steffens
John L. Steffens